UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2006

DataWave Systems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26698	98-0186455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Wayne Interchange Plaza One, 145 Route 46 West, 3rd Floor, Wayne, New Jersey		07470
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(973) 774-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2006, DataWave Systems Inc. ("DataWave") and InComm Holdings, Inc. ("InComm") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, DataWave will merge with a wholly-owned subsidiary of InComm, with DataWave being the surviving corporation in the merger. As a result of the merger, DataWave will be a wholly-owned subsidiary of InComm and will cease to be a public company.

Under the terms of the Merger Agreement, each share of DataWave common stock that is outstanding at the time of the Merger (other than shares held by stockholders exercising dissenters' rights), will be converted into the right to receive cash, subject to certain conditions. The aggregate cash consideration payable by InComm in the Merger will be $36 million, plus or minus any working capital adjustments in accordance with the Merger Agreement. The Merger Agreement also provides that $1.8 million of the cash merger consideration will be held in an escrow account for up to 12 months following closing for purposes of funding DataWave's stockholder’s indemnification obligations under the Merger Agreement (the "Escrow Fund"). Pursuant to the Merger Agreement, outstanding options to purchase shares of DataWave common stock will be exercised or converted into shares of DataWave common stock effective immediately prior to the closing.

DataWave and InComm have each made representations, warranties and covenants in the Merger Agreement. DataWave has made covenants not to solicit alternative acquisition proposals or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. In addition, DataWave made certain other covenants including, among others, subject to certain exceptions, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iv) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement.

The Merger is subject to approval of DataWave's stockholders. In addition, consummation of the Merger is subject to certain other closing conditions, including (i) absence of any order or injunction prohibiting the consummation of the Merger, (ii) receipt of all required regulatory and governmental approvals, (iii) the accuracy of representations and warranties made by DataWave and InComm, (iv) holders of 10% or more of DataWave common stock cannot have exercised dissenters' rights under Delaware law, and (v) Joshua Emanuel executing an employment agreement to serve as an officer and employee of the surviving company.

The Merger Agreement contains certain termination rights for both DataWave and InComm, and further provides that, upon termination of the Merger Agreement under certain circumstances, DataWave may be obligated to pay InComm a termination fee of $2.0 million, plus reimbursement of InComm's expenses up to an additional $1.0 million.

The Merger Agreement provides that DataWave’s stockholders will indemnify InComm for certain losses, liabilities, damages and expenses, including for (i) any misrepresentation or breach of any representation or warranty by DataWave, including any third party demand, claim or proceeding relating to any such breach, (ii) the failure to fulfill a covenant by DataWave, or (iii) any tax obligations of DataWave prior to the closing date. DataWave's stockholders' indemnification obligations are not subject to a basket or minimum threshold, and are limited to the amount held in the Escrow Fund.

In connection with the Merger Agreement, the majority stockholders of DataWave, Integrated Data Corp. and Sigma Opportunity Fund, LLC, along with several officers of DataWave, all of whom collectively beneficially own approximately 61% of the issued and outstanding stock of DataWave, entered into a stockholders agreement with InComm. Pursuant to the stockholders agreement, each of these stockholders has agreed to vote, and has granted to InComm an irrevocable proxy to vote, the shares of DataWave common stock that it owns in favor of adoption the Merger Agreement and approval of the Merger.

The transaction is currently expected to close in the fourth quarter of calendar year 2006, pending DataWave stockholder approval, regulatory approval, and satisfaction of other closing conditions.

A copy of the Merger Agreement is included as Exhibit 2.1 to this report. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated by reference herein.

Additional Information And Where To Find It

In connection with the proposed merger of DataWave and InComm, DataWave intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement for a meeting of its stockholders, containing information about the transaction. INVESTORS AND STOCKHOLDERS OF DATAWAVE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by DataWave with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. This communication shall not constitute an offer or the solicitation of an offer to sell or buy any securities, nor the solicitation of any proxy, in any jurisdiction in which such offer, sale or solicitation would be unlawful under the securities laws of any such jurisdiction.

Cautionary Statements

The representations and warranties contained in the Merger Agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Merger Agreement. Such representations, warranties and covenants have been negotiated by DataWave and InComm for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Stockholders and investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

This current report on Form 8-K release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "anticipate", "may", "will", "plan", "intend", "estimate", "could", and other similar expressions are intended to identify these forward-looking statements. Examples of forward-looking statements in this release include the expected timing of closing the merger, including receiving stockholder and regulatory approval, and the amount and payment of the merger consideration. DataWave does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. These statements by DataWave are subject to certain risks, including, among others, the ability of the parties to perform their obligations under the merger agreement, general economic conditions, reactions from customers and suppliers from the announcement of the merger, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

Item 8.01 Other Events.

On September 18, 2006, DataWave issued a press release announcing the execution of the Merger Agreement. The entire text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Agreement and Plan of Merger, dated September 15, 2006, by and among DataWave Systems Inc., InComm Holdings, Inc. and DataWave Acquisition, Inc.*

99.1 Press Release, dated September 18, 2006

* The Agreement and Plan of Merger filed as Exhibit 2.1 to this report does not include schedules that are part of the Agreement and Plan of Merger. The omitted schedules are identified in the Agreement and Plan of Merger. DataWave agrees to furnish copies of such schedules to the Commission upon request.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DataWave Systems Inc.

September 19, 2006	By:	/s/ John Gunn

Name: John Gunn
Title: General Manager and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 15, 2006
99.1	Press Release, dated September 18, 2006